UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 26, 2012

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 26, 2012, Home Federal Bancorp, Inc., issued its earnings release for the quarter ended September 30, 2012 through the filing of this Form 8-K.  A copy of the earnings release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On October 26, 2012, the Company’s Board of Directors also approved a stock repurchase program (“Repurchase Program”) under which the Company may purchase up to 725,000 shares, or 5%, of its outstanding common stock.  In connection with the Repurchase Program, the Company entered into a 10b5-1 repurchase plan (“10b5-1 Plan”) with Keefe, Bruyette & Woods, Inc. for the repurchase of the shares beginning October 31, 2012 until the 10b5-1 Plan expires on September 30, 2013, or when the authorized shares have been purchased, whichever is earlier.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1	Press release of Home Federal Bancorp, Inc. dated October 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: October 26, 2012	By: /s/Eric S. Nadeau
Eric S. Nadeau
Executive Vice President and Chief Financial Officer